                                                                    EXHIBIT 3.2







                          AMENDED AND RESTATED BYLAWS

                                       OF

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

                              TABLE OF CONTENTS

ARTICLE I
OFFICES
         1.  Principal Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.  Registered Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         3.  Other Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II
MEETINGS OF SHAREHOLDERS
         1.  Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.  Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         3.  Substitute Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         4.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         5.  Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         6.  Shareholders List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         7.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         8.  Voting of Shares and Voting Groups . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         9.  Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         10. Inspectors of Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         11. Informal Action by Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         12. Shareholder Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE III
DIRECTORS
         1.  General Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.  Number, Term and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3A. Nominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3B. Election of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.  Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.  Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.  Chairman . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         8.  Executive and Other Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         9.  Directors Emeritus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IV
MEETINGS OF DIRECTORS
         1.  Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.  Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.  Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         6.  Informal Action by Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.  Attendance by Telephone  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE V
OFFICERS
         1.  Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.  Appointment and Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.  Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.  Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.  Chief Executive Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.  President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.  Vice Presidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         9.  Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         10. Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         11. Assistant Secretaries and Treasurers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         12. Controller and Assistant Controllers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         13. Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         14. Voting Upon Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE VI
CONTRACTS, LOANS AND DEPOSITS
         1.  Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.  Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.  Checks and Drafts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.  Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VII
CERTIFICATES FOR SHARES AND OTHER TRANSFER
         1.  Certificates for Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.  Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.  Transfer Agent and Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.  Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.  Lost Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.  Holder of Record . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.  Shares held by Nominees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.  Acquisition by Corporation of its Own Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE VIII
INDEMNIFICATION AND REIMBURSEMENT
OF DIRECTORS AND OFFICERS
         1.  Indemnification for Expenses and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.  Advance Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         3.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IX
GENERAL PROVISIONS
         1.  Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.  Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.  Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.  Effective Date of Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.  Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.  Bylaw Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.  Amendments to Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.  Stockholder Protection Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                          AMENDED AND RESTATED BYLAWS

                                       OF

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.


                                   ARTICLE I
                                    OFFICES

         1. Principal Office. The principal office of the Corporation shall be located in New Hanover County, North Carolina, or such other place as is designated by the Board of Directors.

         2. Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

         3. Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by the Board of Directors.

         2. Annual Meeting. The annual meeting of the shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, on such day and at such time during the month of April or May for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

         3. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Paragraph 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         4.  Special Meetings.

         (a) Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, the Chief Executive Officer, the Chairman of the Board, a majority of the Board of Directors then in office or the holders of not less than seventy-five percent (75%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

         (b) Any person or persons entitled to call a special meeting of shareholders shall do so by delivering written notice to the Secretary stating that a special meeting has been called and certifying to facts establishing that the person or persons delivering the notice are entitled to call a special meeting. Any such written notice delivered by a shareholder or shareholders (acting in such capacity) entitled to call a special meeting of shareholders shall state the purpose or purposes of the proposed meeting and shall state the information which would be required in a notice by the shareholder described in
Section 12 of this Article II with respect to the business proposed to be transacted at the special meeting.

         5.  Notice of Meetings.

                 (a) Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, either personally or by telegraph, teletype or other form of wire or wireless communication, or by facsimile transmission, mail or by private carrier, or by any other means permitted by law, by or at the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting, provided that such notice must be given to all shareholders, including nonvoting shareholders, with respect to any meeting at which a merger, share exchange, sale of assets other than in the regular course of business, or voluntary dissolution is to be considered and in such other instances as required by law. If a new record date for the adjourned meeting is fixed pursuant to Section 4 of Article VII, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the record of shareholders of the Corporation, with postage thereon prepaid.

                 (b) In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of the shareholders is expressly required by the provisions of the North Carolina Business Corporation Act or notice of such purpose is otherwise required by law to be provided. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

                 (c) When a meeting is adjourned for more than one hundred twenty (120) days, or a new record date is or must be fixed as required by law, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for one hundred twenty (120) days or less in any one adjournment, it shall not be necessary to give any notice of the new date, time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.

                 (d) A shareholder in a signed writing may waive notice of any meeting before or after the date and time stated in the notice by delivering such waiver to the Corporation for inclusion in the minutes. Attendance by a shareholder at a meeting constitutes a waiver of notice of such meeting, unless at the beginning of the meeting the shareholder objects to holding the meeting or transacting business at the meeting, or objects to considering a matter not within the purpose or purposes described in the meeting notice before a vote is taken on it.

         6. Shareholders List. After fixing the record date for a meeting, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting or any adjournment thereof, arranged by voting group, class and series, with the address of and number of shares held by each. Such list shall be kept on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, beginning two

(2) business days after notice of such meeting is given and continuing through the meeting, and on written demand shall be subject to inspection or copying by any shareholder, or his agent or attorney, at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or his agent or attorney, during the entire time of the meeting or any adjournment.

         7.  Quorum.

                 (a) Unless otherwise provided by law, a majority of the votes entitled to be cast on a matter by a separate voting group shall constitute a quorum of such voting group on that matter at a meeting of shareholders. A separate voting group may only take action on a matter at a meeting if a quorum of those shares are present with respect to that matter. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn, but no other business may be transacted until and unless a quorum is present. When a quorum is present at any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If a quorum is present at the original meeting, aquorum need not be present at an adjourned meeting to transact business.

                 (b) At a meeting at which a quorum is present, a separate voting group may continue to do business until adjournment, notwithstanding the withdrawal of sufficient shareholders to leave less than a quorum of the separate voting group.

         8.  Voting of Shares and Voting Groups.

                 (a) Except as otherwise provided by the Articles of Incorporation or by law, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. All shares entitled to vote and be counted together collectively on a matter as provided by the Articles of Incorporation or by the North Carolina Business Corporation Act shall constitute a single voting group. Additional required voting groups shall be determined in accordance with the Articles of Incorporation, the Bylaws and the North Carolina Business Corporation Act.

                 (b) Except in the election of Directors, at a shareholder meeting duly held and at which a quorum is present, action on a matter by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote by a greater number is required by law or by the Articles of Incorporation or Bylaws of the Corporation. For such actions, abstentions shall not be treated as negative votes. Corporate action on such matters shall be taken only when approved by each and every voting group entitled to vote as a separate voting group on such matter as provided by the Articles of Incorporation or Bylaws or by the North Carolina Business Corporation Act.

                 (c) Voting on all matters except the election of Directors shall be by voice vote or by a show of hands unless the Chairman of the meeting directs that voting on such matter shall be by ballot.

                 (d) Absent special circumstances, shares of the Corporation shall not be entitled to vote if they are owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the Corporation to vote its own shares held by it in a fiduciary capacity.

         9. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. A proxy shall not be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting. Any proxy shall be revocable by the shareholder unless the written appointment expressly and conspicuously provides that it is irrevocable and the appointment is coupled with an interest as required by law. The shareholder may revoke the proxy by filing with the Secretary of the Corporation either a written instrument of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting his shares in person.

         10. Inspectors of Election.

                 (a) Appointment of Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any such meeting may appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as the Chairman.

                 (b) Duties of Inspectors. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

                 (c) Vote of Inspectors. If there are three or more inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

                 (d) Report of Inspectors. On request of the Chairman of the meeting, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

         11. Informal Action by Shareholders. Any action which is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the Corporation to be kept in the corporate minute book, whether done before or after the action so taken. Such consent shall have the same force and effect as a unanimous vote of shareholders. Any shareholder may retract his consent until the last shareholder entitled to vote has signed the appropriate written consent and all consents have been delivered to the Secretary of the Corporation. When notice of a proposed action is required to be given to nonvoting shareholders as provided in Section 5(a) of this Article II, the Corporation shall give the nonvoting shareholders notice at least ten (10) days before action is taken in lieu of a meeting by unanimous consent of the voting shareholders. Such notice to nonvoting shareholders shall contain or be accompanied by any material that would have been required to be sent to the nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

         12.     Shareholder Proposals.    Any shareholder wishing to bring any
other business before a meeting of shareholders must provide notice to the Corporation not more than ninety (90) and not less than fifty (50) days before the meeting in writing by registered mail, return receipt requested, of the business to be presented by him at the shareholders' meeting. Any such notice shall set forth the following as to each matter the shareholder proposes to bring before the meeting: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment; (B) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (C) the class and number of shares of the Corporation which are beneficially owned by such shareholder; (D) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (E) any material interest of the shareholder in such business. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section. In the absence of such notice to the Corporation meeting the above requirements, a shareholder shall not be entitled to present any business at any meeting of shareholders.

         NOTE: The provisions of this Article II, Section 12 have been adopted by the shareholders of the Corporation and may not be amended except by the shareholders in accordance with the provisions of Article IX,
         Section 6(a) hereof.

                                  ARTICLE III
                                   DIRECTORS

         1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors or by such committees as the Board of Directors may establish pursuant to these Bylaws.

         2.  Number, Term and Qualification.


                 (a) The number of Directors of the Corporation shall be not less than eight (8) nor more than twelve (12). Such number may not be changed by the Board of Directors, but only, within the minimum and maximum, by the affirmative vote of seventy-five percent (75%) of all eligible votes present in person or in proxy at a meeting of shareholders at which a quorum is present. Such number may not be changed at a meeting of shareholders unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is to change the number of Directors of the Corporation.

         NOTE: The provisions of this Article III, Section 2(a) have been adopted by the shareholders of the Corporation and may not be amended except by the shareholders in accordance with the provisions of
         Article IX, Section 6(a) hereof.

                 (b) Each Director shall hold office until his death, resignation, retirement, removal, disqualification or his successor is elected and qualifies. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

                 (c) Starting with the first annual meeting of the shareholders following adoption of these bylaws, the Directors shall be divided into three classes, as nearly equal in number as may be possible, to serve in the first instance for terms of one, two and three years, respectively, and thereafter the successors in each class of Directors shall be elected to serve for terms of three years. In the event of any increase or decrease in the number of Directors, the additional or eliminated directorships shall be so classified or chosen that all classes of Directors shall remain or become as nearly equal in number as may be possible.

         Note: The provisions of this Article III, Section 2(c) have been adopted by the shareholders of the Corporation and may not be amended except by the shareholders in accordance with the provisions of
         Article IX, Section 6(a) of these Bylaws.

         3A.     Nominations.  Nominations for the election of Directors may only be made by the Board of Directors, by the Nominating Committee of the Board of Directors (or, if none, any other committee serving a similar function) or by any shareholder entitled to vote generally in elections of Directors where the shareholder complies with the requirements of this Section. Any shareholder of record entitled to vote generally in elections of Directors may nominate one or more persons for election as Directors at a meeting of shareholders only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Corporation (i) with respect to an election to be held at an annual meeting of shareholders, not more than ninety (90) days nor less than fifty (50) days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders called for the purpose of the election of Directors, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to shareholders. Each such notice of a shareholder's intent to nominate a Director or Directors at an annual or special meeting shall set forth the following: (A) the name and address, as they appear on the Corporation's books, of the shareholder who intends to make the nomination and the name and residence address of the person or persons to be nominated; (B) the class and number of shares of the Corporation which are beneficially owned by the shareholder; (c) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the shareholder and each nominee and any other persons or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (E) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of Directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (F) the written consent of each nominee to be named in a proxy statement and to serve as Director of the Corporation if so elected. No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the Chairman of the shareholders meeting shall determine that a nomination was not made in accordance with the procedures described by the Bylaws, he shall so declare to the meeting, and the defective nomination shall be disregarded.
Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

         Note: The provisions of this Article III, Section 3A have been adopted by the shareholders of the Corporation and may not be amended except by the shareholders in accordance with the provisions of
         Article IX, Section 6(a) hereof.

         3B.  Election of Directors.  Except as provided in Section 5 of this
Article III, Directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected. If any shareholder so demands, election of Directors shall be by ballot.

         4.  Removal.

                 (a) A Director may be removed from office with cause by the affirmative vote of seventy-five percent (75%) of all eligible votes present at a meeting of shareholders at which a quorum is present. A Director may be removed from office without cause by the affirmative vote of seventy-five percent (75%) of all eligible votes present at a meeting of shareholders at which a quorum is present, provided that removal without cause is recommended to the shareholders by the Board of Directors pursuant to a vote of not less than seventy-five percent (75%) of the Directors then in office.
If a Director is elected by a separate voting group, only the members of that voting group may participate in the vote to remove him. For purposes of this Section, "cause" is defined as personal dishonesty, incompetence, mental or physical incapacity, breach of fiduciary duty involving personal profit, a failure to perform stated duties, or a violation of any law, rule or regulation (other than a traffic violation or similar routine offense) based on a conviction for such offense or an opinion of counsel to the Corporation that such violation has occurred. The entire Board of Directors may not be removed except pursuant to the removal of individual Directors in accordance with the foregoing provisions.

         Note: The provisions of this Article III, Section 4(a) are contained in the Articles of Incorporation of the Corporation. These Bylaw provisions have been adopted by the shareholders of the Corporation and may not be amended except by the shareholders in accordance with the provisions of Article IX, Section 6(a) hereof.

                 (b) No Director may be removed at a meeting of the shareholders unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is to remove that Director.

         5. Vacancies. A vacancy occurring in the Board of Directors of the Corporation, including, without limitation, a vacancy created by an increase in the authorized number of Directors or resulting from the shareholders' failure to elect the full authorized number of Directors, may only be filled by the Directors remaining in office, or, if the Directors remaining in office constitute less than a quorum of the Directors, by the affirmative vote of a majority of all remaining Directors or by the sole remaining Director; provided that if any Director was elected by a particular voting group, a vacancy in that position may be filled only by any remaining Director or Directors elected by that voting group, if any, and if there are none, by members of the related voting group. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Note: The provision of this Article III, Section 5 are contained in the Articles of Incorporation of the Corporation. These Bylaw provisions have been adopted by the Shareholders and may not be amended except by the shareholders of the Corporation in accordance with the provisions of Article IX, Section 6(a) hereof.

         6. Chairman. There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and of shareholders and perform such other duties as may be directed by the Board of Directors. Until a Chairman of the Board of Directors is elected, the Chief Executive Officer or the President of the Corporation shall preside at the meetings of the Board of Directors and shareholders.

         7. Compensation. The Board of Directors may provide for the compensation of Directors for their services as such and may provide for the payment of any and all expenses incurred by the Directors in connection with such services.

         8.  Executive and Other Committees.

                 (a) The Board of Directors, by resolution adopted by seventy-five percent (75%) of the number of Directors then in office, may designate from among its members an Executive Committee and one or more other committees, each consisting of two or more Directors and each of which, to the extent authorized by law or provided in the resolution, shall have and may exercise all of the authority of the Board of Directors, except no such committee shall have authority as to the following matters: (1) authorize distributions; (2) approve or propose to shareholders action that is required to be approved by shareholders under the North Carolina Business Corporation Act or any successor to such statutes; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles of Incorporation; (5) adopt, amend or repeal these Bylaws; (6) approve a plan of merger not requiring shareholder approval;
(7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (8) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

                 (b) Any resolutions adopted or other action taken by any such committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

                 (c) Regular meetings of any such committee may be held without notice at such time and place as such committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of such meeting, which notice may be written or oral and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to any member of the committee at his business address. Any member of any committee may in a signed writing waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of any committee need not state the business proposed to be transacted at the meeting.

                 (d) A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof and actions of such committee must be authorized by the affirmative vote of a majority of the members of such committee.

                 (e) Any member of any such committee may be removed at any time with or without cause by resolution adopted by the affirmative vote of at least seventy-five percent (75%) of the Directors then in office, and vacancies in the membership of a committee resulting from death, resignation, disqualification, or removal shall be filled by the Board of Directors pursuant to the affirmative vote of a majority of the Directors then in office.

         Note: The provisions of Sections 8(a) and 8(e) have been adopted by the shareholders of the Corporation and may not be amended except by the shareholders in accordance with the provisions of Article IX,
         Section 6(a) hereof.

                 (f) Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

         9. Directors Emeritus. The Board of Directors may, by resolution, duly adopted, appoint Directors Emeritus of the Corporation for outstanding contributions to the Corporation. Such Director Emeritus shall have no right to vote on matters before the Board of Directors.

                                   ARTICLE IV
                             MEETINGS OF DIRECTORS

         1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

         2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if one has been duly elected), the Chief Executive Officer, the President or any two Directors. Such meetings may be held either within or without the State of North Carolina.

         3.  Notice of Meetings.

                 (a) Any regular meetings of the Board of Directors may be held without notice.

                 (b) The person or persons calling a special meeting of the Board of Directors shall, at least two (2) days before the meeting, give notice thereof either personally or by telephone, telegraph, teletype or other form of wire or wireless communication or by facsimile transmission, mail or private carrier or by any other means permitted by law. Such notice need not specify the business to be transacted at, or the purpose of, the meeting that is called. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

                 (c) A Director, in a signed writing, may waive notice of any meeting before or after the date and time stated in the notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and does not vote for or assent to action taken at the meeting.

         4. Quorum. A majority of the Directors in office immediately before the meeting shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         5.  Manner of Acting.

                 (a) Except as otherwise provided in this Section, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law, the Articles of Incorporation or a Bylaw adopted by the shareholders.

                 (b) A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

                 (c) The vote of a majority of the number of Directors then in office shall be required to adopt a resolution constituting an Executive Committee or other committee of the Board of Directors. The vote of a majority of the Directors then holding office shall be required to adopt, amend or repeal a Bylaw or to adopt a resolution dissolving the Corporation without action by the shareholders in circumstances authorized by law. Vacancies in the Board of Directors may be filled as provided in Section 5 of Article III of these Bylaws.

         6. Informal Action by Directors. Action taken by the Directors or members of a committee of the Board of Directors without a meeting is nevertheless Board or committee action if written consent to the action in question is signed by all of the Directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board of Directors or committee, whether done before or after the action so taken. Such action will become effective when the last Director or committee member signs the consent, unless the consent specifies a different date. Such consent will have the same force and effect as a unanimous vote of the Board of Directors or the committee, as the case may be.

         7. Attendance by Telephone. Any one or more Directors or members of a committee may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other simultaneously, and such participation in the meeting shall be deemed presence in person at such meeting.

                                   ARTICLE V
                                    OFFICERS

         1. Number. The officers of the Corporation shall consist of a Chairman, a Chief Executive Officer, a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time appoint. Any two or more offices, other than that of President and Secretary, may be held by the same person. In no event, however, may an officer act in more than one capacity where action of two or more officers is required.

         2.  Appointment and Term.   The officers of the Corporation shall be
appointed by the Board of Directors pursuant to the affirmative vote of at least seventy-five percent (75%) of the Directors then in office. Such appointment may be made at any regular or special meeting of the Board of Directors. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is appointed and qualifies.

         Note:   The provisions of this Article V, Section 2 have been adopted by the shareholders of the Corporation and may not be amended except by the shareholders in accordance with the provisions of Article IX,
         Section 6(a) hereof.

         3. Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board with or without cause pursuant to the affirmative vote of at least seventy-five percent (75%) of the Directors then in office; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Note:   The provisions of this Article V, Section 3 have been adopted by the shareholders of the Corporation and may not be amended except by the shareholders in accordance with the provisions of Article IX,
         Section 6(a) hereof.

         4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

         5. Chairman of the Board. The Chairman of the Board shall, subject to the direction and control of the Board of Directors, provide strategic direction to the Corporation.

         6. Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, supervise and control the policy and general management of the Corporation. The Chief Executive Officer shall have authority to sign all documents, instruments and certificates permitted or authorized to be signed by the President pursuant to these Bylaws and as directed by the Board of Directors.

         7. President. The President shall be the Chief Operating Officer of the Corporation and, unless the Board of Directors has elected another, the Chief Executive Officer of the Corporation. The President, subject to the control of the Board of Directors, shall oversee the day to day operations of the Corporation in accordance with these Bylaws. He shall, in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, preside at all meetings of the Board of Directors and shareholders. He shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         8. Vice Presidents. The Vice Presidents, in the order of their appointment, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office and shall have authority to sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent. In addition, they shall perform such other duties and have such other powers as the President or the Board of Directors shall prescribe. The Board of Directors shall designate one or more Vice Presidents to be responsible for Finance and may designate one or more Vice Presidents to be responsible for certain other functions.

         9. Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, Directors and committees. He shall give all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall deliver to the Secretary of State of North Carolina for filing annual reports as required under the provisions contained in Section 55-16-22 of the North Carolina Business Corporation Act or any successor to such statute. He shall sign such instruments as may require his signature, and, in general, attest the signature or certify the incumbency or signature of any other officer of the Corporation and shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

         10. Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall supervise the accounting affairs of the Corporation and keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. Subject to any contrary requirement of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the rules and regulations of any stock exchange upon which the stock of the Corporation is traded, the Corporation shall mail the annual financial statements, or a written notice of their availability, to each shareholder
within one hundred twenty (120) days of the close of each fiscal year.   The
Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

         11. Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, perform the respective duties and exercise the respective powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

         12. Controller and Assistant Controllers. The Controller, if one has been appointed, shall, under the supervision of the Treasurer, have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Controllers shall exercise the powers of the Controller during that officer's absence or inability to act.

         13. Bonds. The Board of Directors, by resolution, may require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

         14. Voting Upon Stock.   Unless otherwise ordered by the Board of
Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the shareholders of any Corporation in which this Corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the Corporation might have possessed and exercised if present. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

                                   ARTICLE VI
                         CONTRACTS, LOANS AND DEPOSITS


         1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

         2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         3. Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depository or depositories as the Board of Directors shall direct.

                                  ARTICLE VII
                   CERTIFICATES FOR SHARES AND OTHER TRANSFER

         1. Certificates for Shares. Shares of the capital stock of the Corporation shall be represented by certificates. Such certificates shall be in such form as required by law and as determined by the Board of Directors and such certificates shall be issued to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President or a person who has been designated as the chief executive officer of the Corporation and by the Vice President of

Finance, the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

         2. Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

         3. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

         4.  Record Date.

                 (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not to be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

                 (b) If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

                 (c) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

         5. Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board of Directors may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board of Directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

         6. Holder of Record. Except as otherwise required by law, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote and to otherwise exercise the rights, powers and privileges of ownership of such shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of North Carolina.

         7.  Shares held by Nominees.

                 (a) The Corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary of the Corporation a written certificate in a form prescribed by the Corporation, signed by the nominee and indicating the following: (1) the name, address and taxpayer identification number of the nominee; (2) the name, address and taxpayer identification number of the beneficial owner; (3) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder; and (4) the purposes for which the beneficial owner shall be recognized as the shareholder.

                 (b) The purposes for which the Corporation shall recognize a beneficial owner as the shareholder may include the following: (1) receiving notice of, voting at and otherwise participating in shareholders' meetings; (2) executing consents with respect to the shares; (3) exercising dissenters' rights under Article 13 of the North Carolina Business Corporation Act; (4) receiving distributions and share dividends with respect to the shares; (5) exercising inspection rights; (6) receiving reports, financial statements, proxy statements and other communications from the Corporation; (7) making any demand upon the Corporation required or permitted by law; and (8) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

                 (c) The certificate shall be effective ten (10) business days after its receipt by the Corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

                 (d) If the certificate affects less than all of the shares registered in the name of the nominee, the Corporation may require the shares affected by the certificate to be registered separately on the books of the Corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

         8. Acquisition by Corporation of its Own Shares. The Corporation may acquire its own shares and shares so acquired shall constitute authorized but unissued shares. Unless otherwise prohibited by the Articles of Incorporation, the Corporation may reissue such shares. If reissue is prohibited, the Articles of Incorporation shall be amended to reduce the number of authorized shares by the number of shares so acquired. Such required amendment may be adopted by the Board of Directors without shareholder action.

                                  ARTICLE VIII
                       INDEMNIFICATION AND REIMBURSEMENT
                           OF DIRECTORS AND OFFICERS

         1.  Indemnification for Expenses and Liabilities.

                 (a) Any person who at any time serves or has served: (1) as a director, officer, employee or agent of the Corporation, (2) at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (3) at the request of the Corporation as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent from time to time permitted by law against Liability and Expenses in any Proceeding (including without limitation a Proceeding brought by or on behalf of the Corporation itself) arising out of his status as such or activities in any of the foregoing capacities or results from him being called as a witness at a time when he has not been made a named defendant or respondent to any Proceeding.

                 (b) The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this provision, including, without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

                 (c) Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

                 (d) The rights granted herein shall not be limited by the provisions contained in Sections 55-8-51 through 55-8-56 of the North Carolina Business Corporation Act or any successor to such statutes.

         2. Advance Payment of Expenses. The Corporation shall (upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such Expenses) pay Expenses incurred by such Director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

         3. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

         4. Definitions. The following terms as used in this Article shall have the following meanings. "Proceeding" means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. "Expenses" means expenses of every kind, including counsel fees. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding and all reasonable expenses incurred in enforcing the indemnification rights provided herein. "Director," "officer," "employee" and "agent" include the estate or personal representative of a Director, officer, employee or agent. "Corporation" shall include any domestic or foreign predecessor of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         1. Distributions. The Board of Directors may from time to time declare, and the Corporation may pay, distributions and share dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its Articles of Incorporation.

         2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form of as may be approved from time to time by the Board of Directors. Such seal may be an impression or stamp and may be used by the officers of the Corporation by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. In addition to any form of seal adopted by the Board of Directors, the officers of the Corporation may use as the corporate seal a seal in the form of a circle containing the name of the Corporation and the state of its incorporation (or an abbreviation thereof) on the circumference and the word "Seal" in the center.

         3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         4.  Effective Date of Notice.  Except as provided in Section 5(a) of
Article II, written notice shall be effective at the earliest of the following:
(1) when received; (2) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed; (3) upon confirmation of receipt by answer back code, if sent ny facsimile transmission; (4) upon transmission, if sent by telegraph or teletype; or (5) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.

         5. Corporate Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or be in the form of punch cards, magnetic tape, photographs, microphotographs or any other information storage device; provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same. The Corporation shall maintain at its principal office the following records: (1) Articles of Incorporation or Restated Articles of Incorporation and all amendments thereto; (2) Bylaws or Restated Bylaws and all amendments thereto;
(3) resolutions by the Board of Directors creating classes or series of shares and affixing rights, preferences or limitations to shares; (4) minutes of all shareholder meetings or action taken without a meeting for the past three years; (5) all written communications to shareholders for the past three years, including financial statements; and (6) the Corporation's most recent annual report filed with the North Carolina Secretary of State.

         6.  Bylaw Amendments.

                 (a) Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Directors present at any regular or special meeting of the Board of Directors at which a quorum is present or by the shareholders at any regular or special meeting of shareholders at which a quorum is present if the votes cast favoring such action exceed the votes cast opposing such action. Notwithstanding the foregoing, any provision hereof adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the Directors, but only by the affirmative vote of seventy-five percent (75%) of all eligible votes present at a meeting of shareholders at which a quorum is present.

         Note:   The provisions of this Article IX, Section 6(a) have been
         adopted by the shareholders of the Corporation and may not be amended except by the shareholders in accordance with this provision.

                 (b) The Board of Directors shall have no power to adopt a
Bylaw: (1) changing the statutory requirement for a quorum of Directors or action by Directors or changing the statutory requirement for a quorum of shareholders or action by shareholders; (2) providing for the management of the Corporation otherwise than by the Board of Directors or the committees thereof;
(3) except as may be otherwise provided in Article III, Section 2 of these Bylaws, increasing or decreasing the fixed number for the size of the Board of Directors or range of Directors, or changing from a fixed number to a range, or vice versa; or (4) classifying and staggering the election of Directors.

                 (c) No Bylaw adopted, amended or repealed by the shareholders may be readopted, amended or repealed by the Board of Directors, except to the extent that the Articles of Incorporation or a Bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular Bylaw or the Bylaws generally.

         7.  Amendments to Articles of Incorporation.

                 (a) To the extent permitted by law, the Board of Directors may amend the Articles of Incorporation without shareholder approval to (1) delete the initial directors' names and addresses; (2) change the initial registered agent or office in any state in which it is qualified to do business, provided such change is on file with the respective Secretary of State; (3) change each issued and unissued share of an outstanding class into a greater number of whole shares, provided that class is the Corporation's only outstanding share class; (4) change the corporate name by substituting "corporation," "incorporated," "company," "limited" or the abbreviations therefor for a similar word or abbreviation or by adding, deleting or changing a geographic designation in the name; (5) make any other change expressly permitted by the North Carolina Business Corporation Act to be made without shareholder action.

                 (b) All other amendments to the Articles of Incorporation must be approved by the affirmative vote of seventy-five percent (75%) of the votes present at a meeting of shareholders at which a quorum is present, in accordance with Article XII of the Corporation's Articles of Incorporation unless the provisions of North Carolina law otherwise apply in the circumstances specified in Article XII. The notice of any such meeting must state that the purpose, or one of the purposes, of the meeting is to consider the proposed amendment, and the notice must be accompanied by a copy or summary of the amendment or amendments. The Board of Directors must recommend any amendment to the Articles to be considered by shareholders as set forth in, and subject to the terms of, North Carolina General Statutes Section 55-10-03(a).

         Note: The provisions of this Article IX, Section 7(b) are contained in the Articles of Incorporation. These Bylaw provisions have been adopted by the by the shareholders and may not be amended except by the shareholders of the Corporation in accordance with the provisions of Article IX, Section 6(a) hereof.

         8. Stockholder Protection Statutes. The Corporation elects not to be subject to Article 9 or Article 9A of Chapter 55 of the North Carolina General Statutes known, respectively, as the "Shareholder Protection Act" and the "Control Share Acquisition Act", as such Articles may be amended from time to time.

         The foregoing Bylaws were adopted by the Board of Directors at a meeting held on October 30, 1995 and ordered attested by the Secretary and filed as part of the minutes of the meeting.


                                  __________________________________________
                                  (Asst.) Secretary

                                AMENDMENT NO. 1
                                       TO
                          AMENDED AND RESTATED BYLAWS
                  OF PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

                 The Amended and Restated Bylaws adopted by the Directors and Shareholders of the Corporation on October 30, 1995 is amended to provide that the 120 day requirement set forth in Article V, Section 10 is changed to 180 days.

                               AMENDMENT NO. 2 TO
                          AMENDED AND RESTATED BYLAWS

         Section 2(c) of Article III of the Amended and Restated Bylaws of the Corporation is hereby deleted in its entirety.